Exhibit 10.2

AMENDMENT NO. 4 TO THE SECOND AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 4 TO THE SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of November __, 2019 (the Effective Date”), by and between Stephen G. Berman (“Berman” or “Executive”) and JAKKS Pacific, Inc., a Delaware Corporation (the “Company”). The Company and Executive are sometimes referred to herein, each a “Party” and, collectively, the “Parties.”

W I T N E S S E T H:

WHEREAS, Executive is currently employed by the Company pursuant to that certain Second Amended and Restated Employment Agreement, dated November 11, 2010 (the “2010 Amended and Restated Employment Agreement”), between Executive and the Company, as modified by the October 20, 2011 letter amendment (the “2011 Amendment”), and as amended by Amendment Number One, dated September 12, 2012 (the “2012 Amendment”), Amendment Number Two, dated June 7, 2016 (the “2016 Amendment”), and Amendment Number Three, dated August 9, 2019 (the “2019 Amendment”) (the 2010 Amended and Restated Employment Agreement, together with (and as amended by) the 2011 Amendment, the 2012 Amendment, the 2016 Amendment, and the 2019 Amendment, the “Amended Employment Agreement”); and

WHEREAS, the Parties desire to further amend the terms of the Amended Employment Agreement on the terms and subject to the conditions set forth in this Amendment (the Amended Employment Agreement, as amended by this Amendment, referred to as the “Employment Agreement”).

NOW THEREFORE, in consideration of the premises and the mutual covenants and obligations contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, pursuant to Section 21 of the 2010 Amended and Restated Employment Agreement and subject to the terms and conditions set forth herein, agree as follows:

1.                  Definitions. All references in the Amended Employment Agreement to “this Agreement” shall be deemed to refer to the Employment Agreement (including as amended by this Amendment). Capitalized terms not defined herein shall have the meanings set forth for such terms in the Amended Employment Agreement.

2.                  Amendments. The Parties hereby agree that, effective upon the Effective Date, the Amended Employment Agreement shall be deemed amended as follows:

(a)               Section 2 of the Amended Employment Agreement is amended by deleting the current provision in its entirety and inserting, in lieu thereof, the following:

“2. Term. The term of this Agreement shall commence as of the date hereof and the term of this Agreement and Executive’s employment hereunder shall end on December 31, 2021, subject to earlier termination upon the terms and conditions provided elsewhere herein (the “Term”). As used herein, “Termination Date” shall mean the last day of the Term.”

(b)               The Amended Employment Agreement is further amended by adding a new Section 3(d)(vii), to provide as follows:

vii. 2021 Performance Bonus Opportunity. For the fiscal year commencing on January 1, 2021, Executive shall be eligible to receive a performance-based bonus award in a range between Twenty-Five percent (25%) and Three Hundred percent (300%) of the Base Salary, based upon the level of EBITDA (defined below) achieved by the Company for such fiscal year prior to deduction of bonus expenses and one-time non-recurring costs for initiatives approved by the Board (each an “EBITDA Target Amount”), as determined by the Compensation Committee, and subject to the terms and conditions set forth herein (the “2021 Performance Bonus”).

For fiscal year 2021, if the Compensation Committee determines that the Company’s EBITDA (as defined in the First Lien Term Loan Facility Credit Agreement, dated as of [_____ ___,] 2019, by and among Cortland Capital Market Services LLC, the Financial Institutions party thereto, the Company, Disguise, Inc., JAKKS Sales LLC, Maui, Inc., Moose Mountain Marketing, Inc., and Kids Only, Inc.) for fiscal year 2021 prior to deduction of bonus expenses and one-time non-recurring costs for initiatives approved by the Board:

A. is less than $30,000,000.00, no 2021 Performance Bonus shall be paid;

B. equals $30,000,000.00, the 2021 Performance Bonus shall be in an amount equal to Twenty-Five Percent (25%) of the Base Salary for such fiscal year;

C. equals $40,000,000.00, the 2021 Performance Bonus shall be in an amount equal to One Hundred Percent (100%) of the Base Salary for such fiscal year;

D. equals $50,000,000.00, the 2021 Performance Bonus shall be in an amount equal to Two Hundred Percent (200%) of the Base Salary for such fiscal year; OR

E. equals or exceeds $60,000,000.00, the 2021 Performance Bonus shall be in an amount equal to Three Hundred Percent (300%) of the Base Salary for such fiscal year.

To the extent that EBITDA exceeds $30,000,000.00, but falls between two EBITDA Target Amounts set forth in Sections 3(d) vii. B. through E. above, the amount of the 2021 Performance Bonus shall be determined by the Compensation Committee through linear interpolation. For the avoidance of doubt, the calculation of any 2021 Performance Bonus shall be based upon only the highest EBITDA Target Amount achieved by the Company for 2021, and shall not be a cumulative amount.

ii. The Company shall pay any 2021 Performance Bonus due Executive hereunder for the fiscal year commencing January 1, 2021 in cash, subject to any required tax withholding, in 2022, not later than twenty-one (21) business days following the date on which the Auditors’ final report on the Company’s financial statements for fiscal year 2021 is issued and delivered to the Company and in any event not later than April 30, 2022 (the “2021 Performance Bonus Award Date”). Except as otherwise provided herein, Executive must be employed on the 2021 Performance Bonus Award Date to be eligible to receive the 2021 Performance Bonus, or any portion thereof, for such fiscal year.

(c)               The Amended Employment Agreement is further amended by deleting Section 3.b.ii. of the Amended Employment Agreement in its entirety and inserting in lieu thereof the following:

(ii) Pursuant to and subject to the terms of the Plan, the Company shall, to the extent shares are available for award under the Plan, issue to Executive on each of the first business days of 2020 and 2021 (provided that Executive remains employed by the Company on such date(s), as applicable) that number of shares of Restricted Stock that are equal to the lesser of (A) $3,500,000 in value (based on the closing price of a share of the Company’s common stock on December 31, 2019 or December 31, 2020, as applicable), or (B) 1.5% of common shares outstanding of the Company, which shall vest as set forth below in Section 3.b. (iii); provided, that no such award under (A) or (B) above shall be made to Executive (and no cash substitute shall be provided to Executive) to the extent shares are not available for grant under the Plan as of such date; and, provided, further, that the Company shall not be obligated to amend the Plan and/or seek shareholder approval of any amendment to increase the amount of available shares under the Plan.

(iii) Granted shares will vest in four equal installments on each anniversary of grant.

3.                  Ratification; Effect of Amendment. Except as expressly provided herein, this Amendment shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the obligations, covenants or rights contained in the Amended Employment Agreement, all of which are ratified and confirmed in all respects by the Parties and shall continue in full force and effect. Each reference to the Employment Agreement or Amended Employment Agreement hereafter made in any document, agreement, instrument, notice or communication shall mean and be a reference to the Employment Agreement, as amended and modified hereby.

4.                  Reimbursement of Legal Fees. The Company shall reimburse Executive for up to $10,000.00 of reasonable legal fees and disbursements incurred by him to his counsel Choate, Hall & Stewart LLP in the negotiation of this Amendment, promptly following presentation to the Company of documentation demonstrating such fees and disbursements.

5.                  Miscellaneous.

(a)               This Amendment shall be governed and construed as to its validity, interpretation and effect by the laws of the State of California, without reference to its conflicts of laws provisions.

(b)               The Section captions herein are for convenience of reference only, do not constitute part of this Amendment and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(c)               Each party hereto acknowledges that it has had an opportunity to consult with counsel and has participated in the preparation of this Amendment. No party hereto is entitled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity herein based on any claim that the other party hereto drafted or controlled the drafting of this Amendment.

(d)               This Amendment and the documents referenced herein, constitute the entire agreement among the Parties with respect to this amendment of the Amended Employment Agreement and supersede all prior agreements, negotiations, drafts, and understandings among the Parties with respect to such subject matter. This Amendment can only be changed or modified pursuant to a written instrument referring explicitly hereto, and duly executed by each of the Parties.

(e)               This Amendment may be executed and delivered (by facsimile or PDF signature) in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first written above.

THE COMPANY:

JAKKS PACIFIC, INC.

By:
Name:
Title:

EXECUTIVE:

Stephen G. Berman